UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(972) 673-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On January 22, 2013, Denbury Resources Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative for the several underwriters listed in Schedule 1 thereto (the “Underwriters”), in connection with the offer and sale by the Company of an aggregate principal amount of $1.2 billion of 4.625% Senior Subordinated Notes due 2023 (the “Notes”).  The Underwriting Agreement contains customary representations, warranties, conditions to closing, obligations of the parties and termination provisions.

The Notes were offered and sold under a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with the Company’s registration statement on Form S-3ASR which was filed with the Securities and Exchange Commission (Registration No. 333-186112) and automatically effective on January 22, 2013 (the “Registration Statement”).

The Notes were sold to the public at 100% of par, and will accrue interest from February 5, 2013.  The Underwriters agreed to purchase the Notes for 98.5% of the principal amount thereof.  Closing is expected to occur on February 5, 2013.  The Company will pay interest on the Notes on January 15 and July 15 of each year, beginning July 15, 2013, and the Notes will mature on July 15, 2023.  The Company may redeem the Notes on or after January 15, 2018 at the redemption prices described in the prospectus, and prior to that date the Company may redeem the Notes at 100% of the principal amount thereof plus a “make whole” premium and accrued unpaid interest.  The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

On January 22, 2013, the Company commenced cash tender offers for $426.4 million aggregate principal amount of its 9¾% Senior Subordinated Notes due 2016 (the “9¾%  Notes”) and $224.9 million aggregate principal amount of its 9½% Senior Subordinated Notes due 2016 (the “9½% Notes” and, collectively with the 9¾% Notes, the “Repurchase Notes”).  Attached as Exhibit 99.1 to this Current Report on Form 8-K is the press release announcing commencement of these tender offers, which generally describes the terms and conditions of such tender offers, including the consent payment deadlines, amounts to be paid upon redemption and the Company’s obligations to accept for purchase and pay for validly tendered Repurchase Notes.  The Company intends to use a portion of the net proceeds from the offering of the Notes to fund the repurchase of any and all of the Repurchase Notes, with the remaining proceeds from the Notes offering to be used by the Company for the repayment of current borrowings under its bank credit facility and then for general corporate purposes.

On January 22, 2013, the Company announced that it had priced the Notes described in this Current Report on Form 8-K, and this press release is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
1.1*
Underwriting Agreement dated January 22, 2013 among Denbury Resources Inc., the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters listed in Schedule 1 thereto.

99.1*	Denbury press release, dated January 22, 2013, “Denbury Commences Offers for Senior Subordinated Notes Due March 2016 and Senior Subordinated Notes Due May 2016.”
99.2*	Denbury press release, dated January 22, 2013, “Denbury Announces Pricing of $1.2 Billion Senior Subordinated Notes Offering.”

*      Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: January 28, 2013	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1
Underwriting Agreement dated January 22, 2013 among Denbury Resources Inc., the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters listed in Schedule 1 thereto.

99.1	Denbury press release, dated January 22, 2013, “Denbury Commences Offers for Senior Subordinated Notes Due March 2016 and Senior Subordinated Notes Due May 2016.”
99.2	Denbury press release, dated January 22, 2013, “Denbury Announces Pricing of $1.2 Billion Senior Subordinated Notes Offering.”